UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2011

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 9.01	Financial Statements and Exhibits.

Signature

Item 1.01  Entry into a Material Definitive Agreement.

Arrangement Agreement

As previously announced, on June 24, 2011, Golden Minerals Company (“Golden Minerals”) and ECU Silver Mining Inc. (“ECU”) entered into an Arrangement Agreement (the “Arrangement Agreement”) pursuant to which Golden Minerals will acquire all of the outstanding common shares of ECU in accordance with a court-approved plan of arrangement (the “Arrangement”) under the Business Corporations Act (Québec).

Structure.  As set forth in the Arrangement Agreement, pursuant to the Arrangement:

•                  each outstanding ECU common share will be exchanged for (i) 0.05 shares of Golden Minerals common stock (with the shares issued to each holder rounded to the nearest whole share) (the “Exchange Ratio”), plus (ii) Cdn$0.000394 in cash (with the amount paid to each holder rounded to the nearest cent);

•                  all options to purchase an ECU common shares (“ECU Options”) outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”) will be exchanged for options to purchase Golden Minerals common stock (“Replacement Options”), which will be exercisable to acquire, on substantially the same terms and conditions as were applicable to such ECU Options, the number of Golden Minerals shares (rounded to the nearest whole number) equal to the product of (i) the number of ECU shares subject to such ECU Options immediately prior to the Effective Time, and (ii) the Exchange Ratio; the exercise price per Golden Minerals share subject to any such Replacement Option shall be an amount (rounded to the nearest cent) equal to (A) the exercise price per ECU share subject to such ECU Options immediately prior to the Effective Time, divided by (B) the Exchange Ratio; provided that, the number of shares that may be acquired pursuant to the Replacement Options will be adjusted, if necessary, so that the fair market value (determined immediately after the Effective Time) of the Golden Minerals common stock issuable under the Replacement Options, less the exercise price under the Replacement Options, does not exceed the fair market value (determined immediately before the effective time of the Arrangement) of the ECU common shares issuable under the ECU Options, less the exercise price under the ECU Options;

•                  all warrants to purchase an ECU common shares (“ECU Warrants”) outstanding immediately prior to the Effective Time will be exchanged for warrants to purchase Golden Minerals common stock (“Replacement Warrants”), which will be exercisable to acquire, on substantially the same terms and conditions as were applicable to such ECU Warrants, the number of Golden Minerals shares (rounded to the nearest whole number) equal to the product of (i) the number of ECU shares subject to such ECU Warrants immediately prior to the Effective Time, and (ii) the Exchange Ratio; the exercise price per Golden Minerals share subject to any such Replacement Warrant shall be an amount (rounded to the nearest cent) equal to the quotient of (A) the exercise price per ECU share subject to such ECU Options immediately prior to the Effective Time divided by (B) the Exchange Ratio; and

•                  “all Notes (defined below) outstanding at the Effective Time will be transferred by Golden Minerals to ECU, and notes of ECU ( “Replacement Notes”) will be issued to Golden Minerals in exchange for such Notes on the basis that such Replacement Notes will be identical to the Notes for which they are exchanged, provided, however, that the Replacement Notes will not be convertible into ECU Shares.”

Board of Directors.  Upon consummation of the Arrangement, the Arrangement Agreement provides that one of ECU’s current directors, Michael T. Mason, will be appointed to the Golden Minerals board of directors immediately after the Effective Time.

Conditions to Consummation of Arrangement.  The Arrangement Agreement provides that each party’s obligation to proceed with the Arrangement is subject to customary mutual conditions precedent, including without limitation, conditions relating to (i) approval of the securityholders of ECU of the transactions set forth in the Arrangement Agreement, (ii) approval of the holders of Golden Minerals stock of the issuance of the Golden Minerals stock pursuant to the Arrangement, (iii) obtaining the necessary interim and final orders of the Superior Court of Québec (the “Court”), (iii) absence of any prohibition by law of the transactions contemplated by the Arrangement Agreement, (iv) absence of certain actions, suits, proceedings before any governmental or regulatory authority, (v) the Golden Minerals common stock, Replacement Options and Replacement Warrants issued in the Arrangement being exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and (vi) receipt of required regulatory approvals and third party consents.  The Arrangement Agreement also contains additional mutual conditions precedent to each party’s obligation to proceed with the Arrangement requiring that neither party shall have materially breached the terms and conditions of the Subscription Agreement (described below), and that the private placement contemplated thereby shall have been completed no later than the date that is five business days prior to the record date for the meeting of ECU securityholders.

In addition, Golden Minerals’ obligation to proceed with the Arrangement is subject to the following additional conditions precedent: (i) material compliance by ECU with its covenants and other obligations contained in the Arrangement Agreement, (ii) material accuracy of ECU’s representations and warranties contained in the Arrangement Agreement, (iii) absence of any material adverse change with respect to ECU, (iv) repayment of any and all loans made between ECU and any ECU officer or director, (v) receipt of opinions of ECU’s legal counsel with respect to ECU’s valid title to property rights and the legal corporate status of ECU’s subsidiaries, (vi) ECU’s shareholder rights plan shall not have been triggered, (vii) Michel Roy, ECU’s Chairman and Chief Executive Officer, shall have transferred any shares he holds in certain ECU subsidiaries to such person or persons as may be requested by Golden Minerals, (viii) holders of not more than 5% of the issued and outstanding ECU common shares shall have exercised dissent rights in relation to the Arrangement, and (ix) any of ECU’s mineral rights held in the name of a third party shall have been transferred to ECU or its subsidiaries prior to the Effective Time.

In addition, ECU’s obligation to proceed with the Arrangement is subject to the following additional conditions precedent: (i) material compliance by Golden Minerals with its covenants and other obligations contained in the Arrangement Agreement, (ii) material accuracy of Golden Minerals’ representations and warranties contained in the Arrangement Agreement, (iii) conditional approval, as applicable, of the Toronto Stock Exchange and the NYSE Amex of the listing of the Golden Minerals common stock to be issued in the Arrangement and the Golden Minerals common stock issuable upon exercise of the Replacement Options and Replacement Warrants, (iv) conditional approval of the Toronto Stock Exchange of the listing and posting for trading of the Golden Replacement Warrants, (v) receipt of opinions of Golden Minerals’ legal counsel with respect to Golden Minerals’ valid title to certain property rights and the legal corporate status of certain of Golden Minerals’ subsidiaries, (vi) absence of any material adverse change with respect to Golden Minerals, and (vii) Golden Minerals shall have deposited with the depositary, for the benefit of ECU shareholders, the aggregate consideration to be paid for the ECU common shares under the Arrangement.

Non-Solicitation.  The Arrangement Agreement includes mutual agreements by each of ECU and Golden Minerals to immediately cease, and not to solicit, initiate or encourage, any discussions concerning any alternative transactions to the proposed Arrangement.  However, each of ECU and Golden Minerals may take certain specified actions in response to an unsolicited alternative transaction proposal that the board of directors of such party deems to be a “superior proposal” meeting the requirements set forth in the Arrangement Agreement.  The Arrangement Agreement also provides that each of Golden Minerals and ECU have certain other rights in respect of alternative transactions, including a right to match competing offers in certain circumstances.

Termination of Arrangement Agreement.  The Arrangement Agreement may be terminated (i) by mutual written agreement of Golden Minerals and ECU, (ii) by either party in certain circumstances if the Arrangement shall not have been consummated by October 24, 2011, (iii) by either party if the Arrangement is prohibited by law, (iv) by either party if the transactions contemplated by the Arrangement are not approved by ECU securityholders, (v) by either party if the issuance of the Golden Minerals stock pursuant to the Arrangement is not approved by holders of Golden Minerals stock, (vi) by either party if the other party’s board of directors fails to recommend that its securityholders vote in favor of the transactions contemplated by the Arrangement or changes or withdraws its recommendation or recommends another transaction, (vii) by either party in certain circumstances if it shall have received a “superior proposal” meeting the requirements set forth in the Arrangement Agreement (provided that concurrently with any such termination, such party shall have paid the Cdn.$10,000,000 termination fee described below), (viii) by either party if any of the conditions to their respective obligations to proceed with the Arrangement are not satisfied, and such condition is incapable of being satisfied by October 24, 2011, (ix) by either party if the other party breaches its non-solicitation or matching right obligations with respect to receipt of a “superior proposal,” or (x) by either party if the other party has not held its shareholder meeting described above by September 27, 2011, unless otherwise extended by the parties in accordance with the terms of the Arrangement Agreement.

Termination Fee.  The Arrangement Agreement provides that each of Golden Minerals and ECU is required to pay a termination fee of Cdn.$10,000,000 if the Arrangement Agreement is terminated (i) as a result of its respective board of directors not recommending that its securityholders vote in favor of the transactions contemplated by the Arrangement Agreement or changing or withdrawing its recommendation or recommending another transaction, (ii) as a result of its breach of its non-solicitation or matching right obligations with respect to receipt of a “superior proposal,” or (iii) in certain circumstances where following such termination it consummates, or enters into a definitive agreement to enter into, another acquisition transaction.

Expense Reimbursement.  The Arrangement Agreement provides that all fees, costs and expenses incurred in connection with the Arrangement Agreement and the Arrangement shall be paid by the party incurring such fees, costs and expenses, although termination of the Arrangement Agreement by a party under certain circumstances will result in the terminating party paying Cdn.$2,500,000 in respect of the non-terminating party’s fees, costs and expenses incurred in connection with the Arrangement Agreement and Arrangement.

Covenants relating to Operation of Business.  Pursuant to the Arrangement Agreement, each party agrees that during the period from the date of execution of the Arrangement Agreement and ending on the earlier of the consummation of the Arrangement or the termination of the Arrangement Agreement, except as required by law or as otherwise expressly permitted or specifically contemplated by the Arrangement Agreement, it shall conduct its business only in the usual and ordinary course of business and it shall use commercially reasonable efforts to maintain and preserve its business organization, material assets, employees, goodwill and business relationships.  In addition, during such period, each party has agreed to certain restrictions with respect to, among other things, (i) amending its corporate organizational documents, (ii) dividends, distributions, issuances, redemptions, repurchases or reclassifications of its capital stock, (iii) sales, pledges or disposition of its assets and securities, (iv) adopting a plan of liquidation or resolutions providing for its liquidation or dissolution, (v) capital expenditures, (vi) asset acquisitions, (vii) business acquisitions and combinations, (viii) indebtedness, (ix) litigation, (x) material contract rights, (xi) joint venture agreements, and (xii) related party transactions.

Other.  The Arrangement Agreement also provides and includes, among other things:

•                  From and after the Effective Time, Golden Minerals is obligated to either purchase and maintain directors and officers liability run-off insurance for 6 years or extend ECU’s existing directors and officers liability run-off insurance for 6 years (each subject to a maximum purchase price per year of coverage equal to 200% of the average purchase price paid by ECU and its subsidiaries per year of coverage over the 3 preceding years); and

•                  Customary representations and warranties from each of Golden Minerals and ECU, which expire and terminate on the earlier of the consummation of the Arrangement and the termination date of the Arrangement Agreement.

U.S. Securities Matters.  None of the shares of Golden Minerals common stock, Replacement Options or Replacement Warrants issued in the Arrangement will be registered under the Securities Act or any state securities law.  Pursuant to the Arrangement Agreement, the parties agreed that the Arrangement will be carried out with the intention that all Golden Minerals common stock and other securities of Golden

Minerals issued upon consummation of the Arrangement to ECU securityholders (excluding the common stock issuable upon the exercise of the Replacement Options and the Replacement Warrants) will be issued by Golden Minerals in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof and applicable state law.  In addition, Golden Minerals agreed to use commercially reasonable efforts to file a U.S. registration statement registering, by the Effective Date, the Golden Minerals common stock issuable upon exercise of the Replacement Options and the Replacement Warrants under the Securities Act.

A copy of the Arrangement Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement.

The Arrangement Agreement has been included solely to provide investors and securityholders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Golden Minerals, ECU or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Arrangement Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Arrangement Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or securityholders. Investors and securityholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Golden Minerals, ECU or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Subscription Agreement

Also on June 24, 2011, Golden Minerals Company and ECU entered into a subscription agreement (the “Subscription Agreement”) pursuant to which Golden Minerals agreed to purchase from ECU Cdn.$15.0 million principal amount of 0.0% convertible senior unsecured notes (the “Notes”) in a private placement (the “Private Placement”).  The Notes will mature on June 30, 2012 (the “Maturity Date”).  Each Cdn.$1,000 principal amount of Notes is convertible, at the option of Golden Minerals at any time prior to Maturity Date, into 1,032 ECU common shares, representing a conversion price of Cdn.$0.969 per ECU common share.  Completion of the Private Placement is subject to the satisfaction of certain regulatory requirements and customary representations, warranties, and covenants of ECU and Golden Minerals, as well as completion and execution of definitive documentation.

The Notes will be redeemable at par value by ECU, in whole or in part, at any time after the record date of the ECU securityholder meeting in respect of the Arrangement referenced above.  In addition, ECU may elect to extend the Maturity Date for up to 6 months by making a cash payment equal to 4% of the face value of the then outstanding Notes, and interest will accrue on the outstanding Notes at the annual rate of 10% during such extension period.  The Notes will cease to be convertible into ECU common shares on June 30, 2012, regardless of whether ECU elects to extend the Maturity Date.

The proceeds of the Private Placement will be placed into escrow and, subject to the terms of an escrow agreement to be entered into between ECU, Golden Minerals and a mutually agreed upon escrow agent, may be used by ECU only for (i) expenses associated with development, exploration, operating and general and administrative costs (including base salaries and employee benefits) relating to the development and operating activities at the Velardeña Property; (ii) general and administrative expenses, including base salaries, employee benefits and the various expenses incurred in connection with the transactions contemplated by the Arrangement Agreement; (iii) regularly scheduled principal and interest payments on arm’s length indebtedness existing at the date of the Notes issuance; and (iv) such other expenditures as may be approved by Golden Minerals. Bonus payments, severance payments, change of control payments, or other termination payments are not permitted uses.

A copy of the Subscription Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the full text of the Subscription Agreement.

Additional Information and Where to Find It

In connection with Golden Minerals’ and ECU’s solicitation of proxies with respect to the meeting of shareholders of each of Golden Minerals and ECU to be called with respect to the proposed Arrangement, Golden Minerals will file a proxy statement with the Securities and Exchange Commission (“SEC”) and ECU will file a management information circular with Canadian securities regulatory authorities. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT OR MANAGEMENT INFORMATION CIRCULAR, AS APPLICABLE, WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the Golden Minerals proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov and a free copy of the ECU management information circular (when available) and other relevant documents filed with Canadian securities authorities, including technical reports relating to the Golden Minerals and ECU properties, at www.sedar.com. Shareholders of Golden Minerals will also be able to obtain a free copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Golden Minerals, 350 Indiana Street, Suite 800, Golden, Colorado 80401 or (303) 839-5060, or from Golden Minerals’ website, www.goldenminerals.com.  Shareholders of ECU will also be able to obtain a free copy of the management information circular and other relevant documents (when available) by directing a request by mail or telephone to ECU, 1116 Granada Avenue, Rouyn-Noranda, QC, J9Y 1G9, Canada or 819-797-1210, or from ECU’s website, www.ecu.ca.

Interests of Participants in the Solicitation of Proxies

Golden Minerals and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed Transaction.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Golden Mineral’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the Arrangement when it becomes available.  Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov or by directing a request to Golden Minerals at the address above.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Arrangement Agreement, dated June 24, 2011, between Golden Minerals Company and ECU Silver Mining Inc.

10.1	Subscription Agreement, dated June 24, 2011, between Golden Minerals Company and ECU Silver Mining Inc.

*              Disclosure schedules to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. Golden Minerals Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon the request of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 30, 2011

Golden Minerals Company

		By:	/S/ Robert P. Vogels
			Name:	Robert P. Vogels
			Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Arrangement Agreement, dated June 24, 2011, between Golden Minerals Company and ECU Silver Mining Inc.

10.1	Subscription Agreement, dated June 24, 2011, between Golden Minerals Company and ECU Silver Mining Inc.

*              Disclosure schedules to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. Golden Minerals Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon the request of the SEC.